    As filed with the Securities and Exchange Commission on September 21, 2001

                                                           Registration No. 333-

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                           ESPERION THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                       38-3419139

(State or other jurisdiction of incorporation or     (I.R.S. Employer Identification No.)
                  organization)

            3621 SOUTH STATE STREET
                 695 KMS PLACE                                      48108
                 ANN ARBOR, MI
  (Address of principal executive offices)                        (Zip code)

            ESPERION THERAPEUTICS, INC. 2000 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                             ROGER S. NEWTON, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ESPERION THERAPEUTICS, INC.
                             3621 SOUTH STATE STREET
                                  695 KMS PLACE
                               ANN ARBOR, MI 48108
                     (Name and address of agent for service)

                                 (734) 332-0506
          (Telephone number, including area code, of agent for service)

                                ----------------

                         Copy of all communications to:

                              LINDA L. GRIGGS, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                               1800 M STREET, N.W.
                           WASHINGTON, D.C. 20036-5869
                                 (202) 467-7000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
    Title of securities            Amount to be            Proposed maximum           Proposed maximum             Amount of
     to be registered             Registered (1)            offering price               aggregate            registration fee (2)
                                                             per share (2)           offering price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par             700,000                     $6.61                   $4,627,000                  $1,157
value
====================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan.

(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on September 19, 2001, as reported on The Nasdaq National Market.


================================================================================

                                EXPLANATORY NOTE

         On February 6, 2001, Esperion Therapeutics, Inc. registered shares of Common Stock to be offered and sold to participants under the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan (the "Plan"), pursuant to a Registration Statement on Form S-8, file number 333-55080. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 in order to register an additional 700,000 shares of Common Stock which may be sold to participants under the Plan. The contents of the Registration Statement on Form S-8, file number 333-55080, relating to the registration of shares of Common Stock for issuance under the Plan are hereby incorporated by reference to this Registration Statement in accordance with General Instruction E to Form S-8.

ITEM 8.       EXHIBITS.
              --------

   EXHIBIT NUMBERS                         EXHIBIT
--------------------------------------------------------------------------------

          5         Opinion of Morgan, Lewis & Bockius LLP

         23.1       Consent of Arthur Andersen LLP

         23.2       Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5)

          24        Power of Attorney (included as part of the signature page)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan on September 21, 2001.

                                          ESPERION THERAPEUTICS, INC.


                                          By:   /s/ Roger S. Newton
                                                --------------------------------
                                                Name:    Roger S. Newton, Ph.D.
                                                Title:   President and
                                                         Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 21, 2001. Each person whose individual signature appears below hereby authorizes and appoints Roger S. Newton, Timothy
M. Mayleben and any other person appointed as attorney-in-fact, or any of them, to execute in his or her name and to file any amendment to this registration statement on his or her behalf individually and in each capacity stated below.



Name                                 Title
----                                 -----
/s/ Roger S. Newton                  President, Chief Executive Officer, and
-------------------------------      Director (Principal Executive Officer)
Roger S. Newton

/s/ Timothy M. Mayleben              Vice President of Finance and Chief
-------------------------------      Financial Officer (Principal Financial
Timothy M. Mayleben                  Officer)

/s/ Frank E. Thomas                  Director of Finance, Controller
-------------------------------      (Principal Accounting Officer)
Frank E. Thomas


/s/ David I. Scheer                  Chairman
-------------------------------
David I. Scheer


/s/ Christopher Moller               Director
-------------------------------
Christopher Moller


/s/ Eileen M. More                   Director
-------------------------------
Eileen M. More


/s/ Seth A. Rudnick                  Director
-------------------------------
Seth A. Rudnick


/s/ Henry E. Blair                   Director
-------------------------------
Henry E. Blair

                                INDEX TO EXHIBITS


  EXHIBIT NUMBERS                           EXHIBIT
--------------------------------------------------------------------------------

          5         Opinion of Morgan, Lewis & Bockius LLP

         23.1       Consent of Arthur Andersen LLP

         23.2       Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5)

          24        Power of Attorney (included as part of the signature page)